UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

    000-21642                                         35-1617970

(Commission File Number)                             (IRS Employer Identification No.)

7337 West Washington Street
   Indianapolis, Indiana                               46231

          (Address of Principal Executive Offices)                             (Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2005, ATA Holdings Corp. ("Holdings") and ATA Airlines, Inc. ("ATA Airlines") executed a commitment letter with MatlinPatterson Global Opportunities Partners II, L.P. and MatlinPatterson Global Opportunities Partners (Cayman) II, L.P. (collectively, "MatlinPatterson"), pursuant to which MatlinPatterson agreed, subject to the terms and conditions set forth in the term sheet attached to the commitment letter, to provide (i) $30 million in debtor-in-possession financing, which would be converted into equity upon emergence and (ii) upon emergence, to provide up to $70 million to a new holding company that will be the ultimate parent of reorganized ATA Airlines in the form of an equity investment and a standby purchase commitment for a rights offering to certain unsecured creditors of Holdings and its subsidiary debtors. In addition, MatlinPatterson would provide $20 million of exit debt financing. The execution of the commitment letter was approved by the Bankruptcy Court.

A copy of the commitment letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 Commitment Letter dated November 29, 2005 between MatlinPatterson Global Opportunities Partners II, L.P., MatlinPatterson Global Opportunities Partners (Cayman) II, L.P., ATA Airlines, Inc. and ATA Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2005

ATA HOLDINGS CORP.

By: /s/ Brian T. Hunt
Name: Brian T. Hunt,
Title: Vice President and General Counsel